INDEMNIFICATION AGREEMENT

        INDEMNIFICATION AGREEMENT (this "Agreement") dated as of October 26, 2004 between SkyBridge Wireless, Inc., a Nevada corporation (the "Company"), and Jason Neiberger (the "Indemnitee").

        WHEREAS, it is essential to the Company and its stockholders to attract and retain qualified and capable directors, officers and fiduciaries;

        WHEREAS, the Articles of Incorporation and By-Laws of the Company (together, the “Charter Documents”) require the Company to indemnify and advance expenses to its directors and officers or personal representatives thereof to the extent not prohibited by the Nevada Revised Statutes (the “NRS”);

        WHEREAS, in recognition of the Indemnitee’s need for protection against personal liability in order to induce the Indemnitee to serve the Company in an effective manner, to supplement the Company’s directors’ and officers’ liability insurance coverage, and in part to provide the Indemnitee with specific contractual assurance that the protection promised by the Charter Documents and the NRS will be available to the Indemnitee (regardless of, among other things, any amendment to or revocation of the Charter Documents or any change in the composition of the Company’s Board of Directors or any acquisition transaction relating to the Company), the Company wishes to provide the Indemnitee with the benefits contemplated by this Agreement;

        WHEREAS, as a result of the provision of such benefits the Indemnitee shall serve the Company;

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        Section 1. Definitions and Usage. As used herein:

1.1. Definitions.

        “Claim” shall mean any threatened, pending or completed action, suit, arbitration or proceeding, or any inquiry or investigation, whether brought by or in the right of the Company or otherwise, that the Indemnitee in good faith believe might lead to the institution of any such action, suit, arbitration or proceeding, whether civil, criminal, administrative, investigative or other, or any appeal therefrom.

        “D&O Insurance” shall mean a directors’ and officers’ liability insurance policy maintained by the Company for the benefit of the Indemnitee, if any.

        “Determination” shall mean a determination, and “Determined” shall mean a matter which has been determined based on the facts known at the time, by (i) a majority vote of a quorum of disinterested directors, (ii) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel, (iii) a majority of the disinterested stockholders of the Company, or (iv) a final adjudication by a court of competent jurisdiction.

        “Excluded Claim” shall mean any payment for Losses or Expenses in connection with any Claim in connection with a cause of action in which a judgment or other final adjudication adverse to the Indemnitee has established:

(i) (x) that the Indemnitee’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (y) that the Indemnitee gained in fact any financial profit or other advantage to which the Indemnitee was not legally entitled;

(ii) that the Indemnitee in fact made profits from the purchase or sale of securities of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 or similar provisions of any state; or

(iii) that payment by the Company under this Agreement is not permitted by applicable law.

        “Expenses” shall mean any reasonable expenses incurred by the Indemnitee as a result of a Claim or Claims made against the Indemnitee for Indemnifiable Events including attorneys’ fees and disbursements and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, or cooperating with the Company in its efforts to investigate or defend, any Claim relating to any Indemnifiable Event.

        “Fines” shall mean any fine, penalty or, with respect to an employee benefit plan, any excise tax or penalty assessed with respect thereto.

        “Indemnifiable Event” shall mean any event or occurrence, occurring prior to or after the date of this Agreement, related to the fact that the Indemnitee is, was or has agreed to serve as, a director, officer, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, trustee, manager, agent or fiduciary of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise which is directly or indirectly controlled by, or a subsidiary of, the Company or any of its subsidiaries, or in which the Company or any of its subsidiaries is a party, or which has been established or created by the Company or any of its subsidiaries, in each case directly or indirectly, or by reason of anything done or not done by the Indemnitee, including any breach of duty, neglect, error, misstatement, misleading statement, omission, or other act done or wrongfully attempted by the Indemnitee, or any of the foregoing alleged by any claimant, in any such capacity.

        “Losses” shall mean any amounts or sums which the Indemnitee is legally obligated to pay as a result of a Claim or Claims made against the Indemnitee for Indemnifiable Events, including damages, judgments and sums or amounts paid in settlement of a Claim or Claims, and Fines.

        “Person” shall mean any individual, corporation, partnership, joint venture, business trust, joint stock company, limited liability company, trust, unincorporated association, governmental authority or other agency or political subdivision thereof.

    1.2.        Usage.

    (i)        References to a Person are also references to its assigns and successors in interest (by means of merger, consolidation or sale of all or substantially all the assets of such Person or otherwise).

    (ii)        References to a document are to it as amended, waived and otherwise modified from time to time and references to a statute or other governmental rule are to it as amended and otherwise modified from time to time (and references to any provision thereof shall include references to any successor provision), unless the context otherwise requires.

    (iii)        References to Sections are to sections hereof, unless the context otherwise requires.

    (iv)        The definitions set forth herein are equally applicable both to the singular and plural forms and the feminine, masculine and neuter forms of the terms defined.

    (v)        The term “including” and correlative terms shall be deemed to be followed by “without limitation” whether or not followed by such words or words of like import.

    (vi)        The term “hereof” and similar terms refer to this Agreement as a whole.

        Section 2. Basic Indemnification Agreement. In consideration of, and as an inducement to, the Indemnitee’s rendering valuable services to the Company, the Company agrees that if the Indemnitee is or become a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify the Indemnitee to the fullest extent authorized by applicable law or, if not expressly authorized by applicable law, to the extent not prohibited by applicable law, including rights equivalent to those provided for in the Charter Documents, against any and all Losses and Expenses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Losses and Expenses) of such Claim, whether or not such Claim proceeds to judgment or is settled or otherwise is brought to a final disposition, subject in each case to the further provisions of this Agreement.

        Section 3. Limitations on Indemnification. Notwithstanding Section 2, the Indemnitee shall not be indemnified from any Losses or Expenses (i) which have been Determined to constitute an Excluded Claim, (ii) to the extent that the Indemnitee is indemnified by the Company and has actually received payment pursuant to the Charter Documents or D&O Insurance or otherwise, or (iii) other than pursuant to Section 13.2 or the last sentence of Section 5.4(ii), in connection with any claim initiated by the Indemnitee, unless the Company has joined in or the Board of Directors has authorized such claim.

        Section 4. Partial Indemnification. If the Indemnitee is entitled under this Agreement to indemnification by the Company for some portion, but less than all, of the Losses and Expenses of a Claim, the Company shall indemnify the Indemnitee for such portion as to which the Indemnitee is so entitled. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to any Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Losses and Expenses incurred in connection with such Indemnifiable Event.

        Section 5. Indemnification Procedures.

5.1. Promptly after receipt by the Indemnitee of notice of any Claim, the Indemnitee shall, if indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement thereof; provided, however, that the failure to give such notice promptly shall not affect or limit the Company’s obligations with respect to the matters described in the notice of such Claim, except to the extent that the Company is actually prejudiced thereby. The Indemnitee shall not make any admission or effect any settlement with respect to such Claim without the consent of the Company, except any Claim with respect to which the Indemnitee has undertaken the defense in accordance with Section 5.4(ii).

5.2. At the time of the receipt of a notice pursuant to Section 5.1, the Company shall give prompt notice of the commencement of a Claim described in such notice to the insurer under the applicable D&O Insurance then in effect in accordance with the procedures set forth in any such policy. The Company shall thereafter take all necessary or desirable action to cause such insurer to pay on behalf of the Indemnitee all Losses and Expenses payable as a result of such Claim.

5.3. (i) To the extent the Company does not have D&O Insurance at the time of the Claim or, if the D&O Insurance then in effect does not require the insurer thereunder to advance Expenses arising out of the relevant Claim or if any Expenses arising out of such Claim will not be payable under such D&O Insurance, in each case on a timely basis, the Company shall pay the Expenses in connection with any Claim in advance of the final disposition thereof and the Company, if appropriate, shall be entitled to assume the defense of such Claim, with counsel satisfactory to the Indemnitee, upon the delivery to the Indemnitee of written notice of the Company’s election to do so.

(ii) After delivery of a notice pursuant to Section 5.3(i), the Company shall not be liable to the Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by the Indemnitee in connection with such defense other than reasonable Expenses of investigation; provided, however, that (x) the Indemnitee shall have the right to employ counsel selected by the Indemnitee in such Claim, but the fees and expenses of such counsel incurred after delivery of notice from the Company of its assumption of such defense shall be at the Indemnitee’s expense, and (y) if (1) the employment of counsel by the Indemnitee shall have been previously authorized by the Company, (2) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (3) the Company shall not, in fact, have employed counsel to assume the defense of such action, the reasonable fees and expenses of counsel selected by the Indemnitee shall be at the expense of the Company.

(iii) The Indemnitee shall cooperate with the Company in its efforts to investigate and defend any Claim made against the Indemnitee for an Indemnifiable Event.

5.4. (i) All payments on account of the Company’s indemnification obligations under this Agreement shall be made within 20 days following the date of the Indemnitee’s written request therefor unless a Determination is made that the Claims giving rise to the Indemnitee’s request are Excluded Claims or otherwise not payable under this Agreement, except that all Expenses advanced by the Company pursuant to Section 5.3 shall be made within 10 days following the date of the Indemnitee’s written request therefor and such obligation shall not be subject to any such Determination but shall be subject to Section 5.5.

(ii) If the Company takes the position that the Indemnitee is not entitled to indemnification in connection with the proposed settlement of any Claim, the Indemnitee shall have the right at the Indemnitee’s own expense to undertake defense of any such Claim, insofar as such proceeding involves Claims against the Indemnitee, upon written notice given to the Company within 10 days following the date of the written notification to the Indemnitee from the Company of its contention that the Indemnitee is not entitled to indemnification (the Company shall deliver any such notice to the Indemnitee as promptly as practicable); provided, however, that any failure of the Indemnitee to give such notice within such 10-day period shall not affect or limit the Company’s obligations with respect to any such Claim if such Claim is subsequently Determined not to be an Excluded Claim or otherwise to be payable under this Agreement, except to the extent that the Company is actually prejudiced thereby. If it is subsequently Determined in connection with such proceeding that the Indemnifiable Events are not Excluded Claims and that the Indemnitee are therefore entitled to be indemnified pursuant to Section 2, the Company shall promptly indemnify the Indemnitee. The Indemnitee shall be entitled to request that the Company notify the Indemnitee of the Company’s contention as to whether the Indemnitee is entitled to advancement of Expenses and indemnification hereunder with respect to any Claims specified in a writing delivered to the Company. The Company shall respond to the Indemnitee in writing to within 14 days following the date of a request pursuant to the immediately preceding sentence. If the Company shall have failed to have so responded within such 14-day period, the Company shall be deemed to have taken the position that the Indemnitee is not entitled to such advancement and indemnification.

5.5. The Indemnitee hereby expressly undertake and agree to reimburse the Company for all Losses and Expenses paid by the Company to the Indemnitee in connection with any Claim against the Indemnitee in the event and only to the extent that a Determination shall have been made by a court of competent jurisdiction in a decision from which there is no further right to appeal that the Indemnitee is not entitled to be indemnified by the Company for such Losses and Expenses because the Claim is an Excluded Claim or because the Indemnitee is otherwise not entitled to payment under this Agreement.

5.6. In connection with any Determination as to whether the Indemnitee is entitled to advancement of Expenses, indemnification or contribution hereunder, the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled.

        Section 6. Settlement. The Company shall have no obligation under this Agreement to indemnify the Indemnitee for any amounts paid in settlement of any Claim effected without the Company’s prior written consent. The Company shall not settle any Claim in which it takes the position that the Indemnitee is not entitled to indemnification in connection with such settlement without the prior written consent of the Indemnitee, nor shall the Company settle any Claim in any manner which would impose any Fine or any obligation on the Indemnitee, without the Indemnitee’s prior written consent. Neither the Company nor the Indemnitee shall unreasonably withhold such consent to any proposed settlement; provided, however, that the Indemnitee shall not be obligated to consent to any proposed settlement unless in connection with such settlement the Indemnitee shall be fully released from all liability with respect to the relevant Claim either because such Claim was settled without liability to the Indemnitee or, if the Indemnitee shall have any liability with respect to such Claim, the Indemnitee shall be fully indemnified hereunder from all Losses resulting from such Claim and/or shall receive payment in the amount of such Losses pursuant to D&O Insurance.

        Section 7. No Presumption. The termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not of itself create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief that a court has determined that indemnification is not permitted by applicable law.

        Section 8. Non-exclusivity: Continuing and Expanded Coverage. The rights of the Indemnitee hereunder shall be in addition to any other rights that the Indemnitee may have under the Charter Documents, the RS, any vote of stockholders or disinterested directors, D&O Insurance, any employment agreement or other contractual arrangement or otherwise, both as to action in the Indemnitee’s official capacity and as to action in any other capacity by holding such office, and shall continue after the Indemnitee ceases to serve the Company as a director, officer, agent or fiduciary, for so long as the Indemnitee shall be subject to any Claim by reason of (or arising in part out of) an Indemnifiable Event. To the extent that a change in the RS (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Charter Documents and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

        Section 9. Liability Insurance. The Company shall use its best efforts to obtain and maintain a directors’ and officers’ liability insurance policy providing coverage for the Company’s directors and officers in an amount which is agreeable to a majority of the Company’s directors. The Indemnitee shall be covered by any such policy in accordance with its terms to the maximum extent of the coverage available for any director or officer of the Company.

        Section 10. Subrogation. If the Company makes any payment pursuant to this Agreement, the Company shall be subrogated to the extent of such payment to all rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights; provided, however, that no such right of subrogation shall be exercised while the Company is in default of its obligations hereunder.

        Section 11. Contribution. If the indemnification or reimbursement provided for hereunder is finally judicially determined by a court of competent jurisdiction to be unavailable to the Indemnitee in respect of any Losses or Expenses of a Claim (other than for any reason specified in Section 3), the Company agrees, to the extent permitted by applicable law, in lieu of indemnifying the Indemnitee, to contribute to the amount paid or payable by the Indemnitee as a result of such Losses or Expenses in such proportion as is appropriate to reflect the relative benefits accruing to the Company and the Indemnitee with respect to the events giving rise to such Losses or Expenses. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, the Company agrees to contribute to the amount paid or payable by the Indemnitee as a result of such Losses or Expenses in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Indemnitee with respect to the events giving rise to such Losses or Expenses. For purposes of this Section 11, the relative benefits accruing to the Company shall be deemed to be the benefits accruing to it and to all its directors, officers, employees and agents (other than the Indemnitee), as a group and treated as one Person.

        Section 12. Liability of the Company. The Indemnitee agrees that neither the stockholders nor the directors nor any officer, employee, representative or agent of the Company shall be personally liable for the satisfaction of the Company’s obligations under this Agreement and that the Indemnitee shall look solely to the assets of the Company for satisfaction of any claims hereunder.

        Section 13. Enforcement.

13.1. The Indemnitee’s right to indemnification and other rights under this Agreement shall be specifically enforceable by the Indemnitee only in the state or Federal courts of the State of Nevada and shall be enforceable notwithstanding any adverse Determination by the Company’s Board of Directors, independent legal counsel or the Company’s shareholders, and no such Determination shall create a presumption that the Indemnitee is not entitled to be indemnified hereunder. In any such action the Company shall have the burden of proving that advancement of expenses, indemnification or contribution or any other right is not required under this Agreement.

13.2. If any action is instituted by the Indemnitee under this Agreement or to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to be paid all court costs and reasonable expenses, including reasonable counsel fees and disbursements, incurred by the Indemnitee with respect to such action, unless the relevant court determines that each of the material assertions made by the Indemnitee as a basis for such action was not made in good faith or was frivolous.

        Section 14. Severability. If any provision of this Agreement is determined by a court to require the Company to do or to fail to do an act which is in violation of applicable law, such provision (including any provision within a single section, paragraph or sentence) shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms to the fullest extent permitted by law, unless the result thereof would be unreasonable, in which case the parties hereto shall negotiate in good faith as to appropriate amendments hereto.

        Section 15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to agreements made and to be performed entirely within such state.

        Section 16. Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocably consents to the jurisdiction of the courts of the State of Nevada for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agrees that any action instituted under this Agreement shall be brought only in the state and Federal courts of the State of Nevada.

        Section 17. Notices. All notices given pursuant to this Agreement shall be in writing and shall be made by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier, or overnight air courier guaranteeing next business day delivery to the relevant address specified below or to such other address as the parties shall have given notice of pursuant to this Section 17. Except as otherwise provided in this Agreement, the date of each such notice shall be deemed to be, and the date on which each such notice shall be deemed given shall be: at the time delivered, if personally delivered or mailed; when receipt is acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next business day delivery.

If to the Company, to: SkyBridge Wireless Inc. 6565 Spencer Street, Suite 205 Las Vegas, NV 89119 Attn:—————————————— If to the Indemnitee, to: Jason Neiberger 100 Urbana Dr. Henderson, NV 89074

        Section 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument. All signatures need not be on the same counterpart.

        Section 19. Successors and Assigns. This Agreement shall be binding upon all successors and assigns of the Company, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all the business and/or assets of the Company, and (ii) binding upon and inure to the benefit of any successors and assigns, heirs, and personal or legal representatives of the Indemnitee.

        Section 20. Amendment: Waiver. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in a writing signed by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

        Section 21. Further Assurances. The Company shall execute all such further instruments and documents and take all such further action as the Indemnitee may reasonably require in order to effectuate the terms and purposes of this Agreement.

        IN WITNESS WHEREOF, the Company and the Indemnitee have executed this Agreement as of the day and year first above written.

SKYBRIDGE WIRELESS, INC. BY: /S/ James A. Wheeler —————————————— Name: James A. Wheeler Title: Chief Executive Officer BY: /S/ Jason Neiberger —————————————— Name: Jason Neiberger